Exhibit 99.1

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Devin Nunes
@DevinNunes

🚨Looks like some firms out there are being honorable and transparent! 🇺🇸 #DJT

> $DJT has been on the Reg SHO Threshold list for weeks. We are currently one of the few brokers that are allowing shortselling of this symbol based on having a preborrow, not a locate. TradeZero currently provides access to shorting threshold shares only via a preborrow.
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> The...
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> **TradeZero (@tradezero) on X**

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